                                                                    Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                 NANOPHASE TECHNOLOGIES CORPORATION OF DELAWARE



     The Nanophase Technologies Corporation of Delaware (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

     A. That the Board of Directors of the Corporation adopted a resolution setting forth the Certificate of Incorporation set forth below, declaring it advisable and submitting it to the stockholders entitled to vote in respect thereof for their consideration of such Certificate of Incorporation.

     B. That by written consent executed in accordance with Section 228 of the DGCL, the holders of a majority of the outstanding stock has voted in favor of the adoption of the Certificate of Incorporation set forth below.

     C. That the Certificate of Incorporation set forth below has been duly adopted in accordance with Sections 242 and 245 of the DGCL:


                                  ARTICLE I

     The name of the corporation is Nanophase Technologies Corporation of Delaware.


                                 ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.


                                 ARTICLE III

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                 ARTICLE IV

     A. The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:


                                          NUMBER OF
                                            SHARES       PER VALUE
               CLASS                      AUTHORIZED     PER SHARE
---------------------------------------   ----------  ---------------
 Common Stock (the"Common Stock")         25,000,000       $.01

 Preferred Stock (the "Preferred Stock")  17,000,000       $.01

     B. The designations and the powers, preferences and relative, participating, optional or other rights of the Common Stock and the Preferred Stock, in general, and the qualifications, limitations or restrictions thereof are as follows:

           1.  Common Stock.

                a. Voting Rights: Except as otherwise required by law or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation, and the holders of shares of Common Stock and "Old Preferred" (as defined below) shall vote together and not as separate classes.

                b. Dividends: Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive cash dividends as, when and if declared, and at such times and in such amounts as may be determined, by the Board of Directors of the Corporation, but only out of funds legally available therefor.

                c. Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock or Old Preferred shall be entitled upon dissolution, liquidation or winding up, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation with the holders of any outstanding shares of Old Preferred (with each share of Old Preferred being treated for such purpose as equal to the number of shares of Common Stock into which each such share of Old Preferred is convertible on the date of such distribution), or, if no shares of Old Preferred are outstanding, such assets available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

           2.  Preferred Stock.

               Preferred Stock may be issued from time to time in one or more series. One series consists of 292,728 shares and is designated Series A Convertible Preferred Stock, no par value (herein designated "Series A Preferred"). A second series consists of 1,309,772 shares and is designated Series B Convertible Preferred Stock, no par value (herein called "Series B Preferred"). A third series consists of 1,143,846 shares designated as Series C Convertible Preferred Stock, no par value (herein called "Series C Preferred"), and 1,143,846 shares designated as Series C-1 Convertible Preferred Stock, no par value (herein called "Series C-1 Preferred"). A fourth series consists of 6,729,566 shares designated as Series D Convertible Preferred Stock, no par value (herein called "Series D Preferred"), and 6,729,566 shares designated as Series D-1 Convertible Preferred Stock, no par value (herein called "Series D-1 Preferred"). A fifth series consists of 3,500,000 shares and is designated as Series E Convertible Preferred Stock, no par value (herein called "Series E Preferred"). A fifth series consists of 4,000,000 shares designated as Series F Convertible Preferred Stock, no par value (herein called "Series F Preferred"). Subject to the other provisions of this Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and to issue shares of the Preferred Stock in one or more series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

     C. The designations and the powers, preferences and relative, participating, optional or other rights of the Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred, Series E Preferred and Series F Preferred (hereinafter referred to collectively and individually as the "Old Preferred") and the qualifications, limitations or restrictions thereof are as follows:

     1. Voting Rights. Except as otherwise required by law, each share of outstanding Old Preferred shall entitle the holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common Stock into which such share of Old Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law, the holders of shares of Common
Stock and Old Preferred shall vote together and not as separate classes, and the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, Series D-1 Preferred, Series E Preferred and Series F Preferred shall vote together as a single class of Preferred Stock and not as separate series.

     2.  Dividends.

     (a) The holders of the Series B Preferred shall be entitled to receive, out of funds legally available therefor, and without declaration by the Board of Directors, cumulative cash dividends in the amount of $0.052 per share per annum (such amount to be adjusted proportionally in the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number of shares). Dividends on the Series B Preferred shall accrue and be cumulative commencing on the date of issuance of the first shares of Series B Preferred and will be payable to Series B Preferred stockholders of record only upon the liquidation of the Corporation, and then only upon the prior satisfaction by the Corporation of the liquidation preference attaching to any share of Preferred Stock senior in liquidation preference to the Series B Preferred pursuant to this Certificate of Incorporation. The amount of dividends paid on shares of Series B Preferred shall be calculated on the basis of a 360 day year consisting of 12 thirty day months. Dividends paid on shares of Series B Preferred in an amount less than the total amount of such dividends at the time accumulated and payable shall be allocated ratably among all shares of Series B Preferred then outstanding.

     (b) The holders of Old Preferred shall be entitled to receive, as, when and if declared by the Board of Directors, but only out of funds legally available therefor, cash dividends in such amounts as the Board of Directors may determine.

     (c) Other than with respect to dividends paid on the Series B Preferred which represent payment of accumulated but unpaid dividends thereon payable pursuant to and at the time stated in Section C.2(a) above, no dividends shall be declared or paid on the shares of any series of Old Preferred for any dividend period unless at the same time such dividend shall be declared or paid on all shares of Old Preferred equally.

     (d) If any dividend or other distribution payable in cash, securities or other property (other than securities of the Corporation the issuance of which gives rise to adjustment of the Conversion Price pursuant to Section C.4(c) of this Article IV) is declared on the Common Stock, each holder of shares of Old Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Old Preferred then held by such holder are then convertible. No dividend which has been previously declared but unpaid shall be paid prior to the voluntary or involuntary liquidation, dissolution or winding up of the Corporation pursuant to Section C.3 of this Article IV.


     3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up:

     (a) The holder of each then outstanding share of Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Series B Preferred, Series A Preferred, Common Stock or any other equity security, the amount of $3.00 per share (with respect to the Series F Preferred), the amount of $2.25 per share (with respect to the Series E Preferred), the amount of $.80 per share (with respect to the Series D Preferred and Series D-1 Preferred purchased prior to October 1, 1994), $1.00 per share (with respect to the Series D Preferred and Series D-1 Preferred purchased on or after October 1, 1994) and $0.65 per share (with respect to the Series C Preferred and Series C-1 Preferred) (such amounts to be adjusted proportionally in the event the shares of Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred or Series C-1 Preferred are subdivided into a greater number or combined into a lesser number of shares), plus all declared but unpaid dividends on such share for each share of Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred then held by them. The Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred shall rank on a parity with each other as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this subsection (a).

     (b) Subject to the liquidation rights of the holders of the Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred set forth in Section C.3(a) above, the holder of each then outstanding share of Series C Preferred and Series C-1 Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Series B Preferred, Series A Preferred, Common Stock or any other equity security, an amount equal to $1.30 per share (such amount to be adjusted proportionally in the event the shares of Series C Preferred and Series C-1 Preferred are subdivided into a greater number or combined into a lesser number of shares), plus all declared but unpaid dividends thereon. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series C Preferred and Series C-1 Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred and Series C-1 Preferred in accordance with the number of shares of Series C Preferred and Series C-1 Preferred held by each such holder.

     (c) Subject to the liquidation rights of the holders of the Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred set forth in Sections C.3(a) and (b) above, the holder of each then outstanding share of Series B Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Series A Preferred, Common Stock or any other equity security, an amount equal to $.65 per share (such amount to be adjusted proportionally in the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number of shares), plus all accrued or declared but unpaid dividends thereon. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series B Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in accordance with the number of shares of Series B Preferred held by each such holder.

     (d) Subject to the liquidation rights of the holders of the Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred, Series C-1 Preferred and Series B Preferred set forth in Sections C.3(a), (b) and (c) above, the holder of each then outstanding share of Series A Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Common Stock or any other equity security, an amount equal to $2.05 per share (such amount to be adjusted proportionally in the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number of shares), plus all declared but unpaid dividends thereon. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series A Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in accordance with the number of shares of Series A Preferred held by each such holder.

     (e) After payment in full of the amounts payable pursuant to Sections C.3(a), (b), (c) and (d) above to the holders of Old Preferred, the holder of each then outstanding share of Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred shall be entitled to share ratably in the remaining assets of the Corporation with the holders of Common Stock (with each share of Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred being treated, for such purpose, as equal to the number of shares of Common Stock into which such share of Series F Preferred, Series E Preferred, Series D Preferred, Series D-1 Preferred, Series C Preferred and Series C-1 Preferred is convertible on the date of such distribution).

     (f) For purposes of this Section C.3, (i) any acquisition of the Corporation by means of a merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or (ii) a sale of all or substantially all of the assets of the Corporation, shall (for purposes of the distribution of such securities or other consideration to the holders of Common Stock and Old Preferred) be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Common Stock and Old Preferred to receive at closing in cash, securities or other property (valued as provided in Section C.3(g) below) amounts as specified and otherwise in the order of preference as set forth in Sections C.3(a), (b), (c), (d) and (e) above.

     (g) Whenever the distribution provided in this Section C.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

     4.  Conversion.

     (a)  Terms of Conversion.

          (i) Optional Conversion. The holder of each share of Old Preferred shall have the right (the "Conversion Right"), at such holder's option, to convert such share at any time, without cost and otherwise on the terms of this Section C.4, into the number of fully paid and non-assessable shares of Common Stock that results from dividing the Conversion Price of the applicable series of Old Preferred that is in effect at the time of conversion (the "Conversion Price") into the Original Issue Price for such series of Old Preferred. The initial Conversion Price for the Series F Preferred is $3.00 per share, for the Series E Preferred $2.25 per share, for the Series D Preferred $.80 per share (for shares of Series D Preferred issued prior to October 1, 1994) and $1.00 per share (for shares of Series D Preferred issued on or after October 1, 1994), for the Series C Preferred $.65 per share, for the Series B Preferred $.65 per share, and for the Series A Preferred $2.05 per share. The initial conversion price for each share of the Series D-1 Preferred shall equal the Conversion Price of the Series D Preferred from which such share of Series D-1 Preferred is converted at the time of such conversion. The initial conversion price for each share of the Series C-1 Preferred shall equal the Conversion Price of the Series C Preferred from which such share of Series C-1 Preferred is converted at the time of such conversion. The "Original Issue Price" for each of the Series F Preferred, Series E Preferred, Series D Preferred (for shares of Series D Preferred issued prior to October 1, 1994), Series D-1 Preferred (issued with respect to shares of Series D Preferred issued prior to October 1, 1994), Series D Preferred (for shares of Series D Preferred issued on or after October 1, 1994), Series D-1 Preferred (issued with respect to shares of Series D Preferred issued on or after October 1, 1994), Series C, Series C-1, Series B and Series A Preferred are, respectively, $3.00, $2.25, $1.00, $1.00, $.80, $.80, $.65, $.65, $.65 and $2.05. The Conversion Price of
each share of each series of Old Preferred shall be subject to adjustment from time to time as provided in this Section C.4 entitled "Conversion".

          (ii) Mandatory Conversion. Upon the occurrence of a Qualified Initial Public Offering (as hereinafter defined), each share of Old Preferred shall be automatically converted, without cost and on the terms of this Section
C.4 entitled "Conversion", into the number of shares of Common Stock into which such share of Old Preferred would be convertible under clause B.4(a)(i) above immediately prior to such Qualified Initial Public Offering.

     (b)  Mechanics of Conversion.

          (i) Optional Conversion. A holder of any share of Old Preferred may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Old Preferred, together with a written notice to the Corporation which shall state:

                  (A) that such holder elects to convert the same, and;

                  (B)  the number of shares of Old Preferred being converted.

Thereupon the Corporation shall promptly issue and deliver to the holder of such shares a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. If the certificate evidencing the Old Preferred being converted shall also evidence shares of Old Preferred not being converted, then the Corporation shall also deliver to the holder of such certificate a new stock certificate evidencing the Old Preferred not converted. The conversion of any shares of Old Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares of Old Preferred to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Any dividends or distributions declared but unpaid at the time of conversion with respect to the Old Preferred so converted shall be paid to the Holder of such Common Stock. The Corporation shall give written notice to each holder of a share of Old Preferred promptly upon the liquidation, dissolution or winding up of the Corporation, and not more than forty (40) nor less than twenty (20) days before the anticipated date of consummation of any acquisition of the Corporation or any sale of all or substantially all of the assets of the Corporation referred to in Section C.3(g) and no such acquisition of the Corporation or sale of assets shall be effective until such notice shall have been given.

          (ii) Mandatory Conversion. The Corporation shall give written notice to each holder of a share of Old Preferred not more than forty (40) nor less than ten (10) days before the anticipated effective date of the registration statement with respect to any Qualified Initial Public Offering, and shall also give written notice to each such holder upon the actual occurrence of any Qualified Initial Public Offering. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Corporation or any transfer agent for the Old Preferred. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled.

     The conversion of shares of Old Preferred shall take place upon the occurrence of the Qualified Initial Public Offering, whether or not the certificates representing such shares of Old Preferred shall have been surrendered or new certificates representing the shares of Common Stock into which such shares have been converted shall have been issued.

     (c) Adjustment of Conversion Price. The Conversion Price for each share of Old Preferred and the kind of securities issuable upon the conversion of any share of Old Preferred shall be adjusted from time to time as follows:

          (i) Subdivision or Combination of Shares. If the Corporation at any time effects a subdivision or combination of the outstanding Common Stock, each Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

          (ii) Stock Dividends. If the Corporation at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, each Conversion Price shall be decreased by multiplying it by a fraction:

                (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and

                (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus, if the Corporation paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Corporation issued fractional shares instead of cash),

in each case effective automatically as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

          (iii) Reclassification, Consolidation or Merger. If at any time, as a result of:

                (A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to an adjustment of each Conversion

          Price pursuant to clauses (i) or (ii) of this Section C.4(c) entitled "Adjustment of Conversion Price"); or

                (B) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation),

the Common Stock issuable upon the conversion of the Old Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Old Preferred (or of any securities into which the Old Preferred is changed or for which the Old Preferred is exchanged), so that:

                (Y) the holders of Old Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Old Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Old Preferred immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

                (Z) the Old Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section C.4(c) entitled "Adjustment of Conversion Price".

No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section C.4(c)(iii). The provisions of this Section C.4(c)(iii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

          (iv) Ratchet. (A) For purposes of this Section C.4(c)(iv) entitled "Ratchet", "Additional Shares of Common Stock" means all shares of Common Stock sold by the Corporation after the date on which Series F Preferred has been last issued and sold, whether or not subsequently reacquired or retired by the Corporation, other than:

                (1) shares of Common Stock issued in transactions giving rise to adjustments under Sections C.4(c)(i), (ii), or (iii) above;

                (2) shares of Common Stock issued upon conversion of shares of Old Preferred; and

                (3) up to 4,763,440 shares of Common Stock which may be issued in the discretion of the Board of Directors to employees or directors of, or consultants

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

          or advisors to, the Corporation or any wholly-owned subsidiary of the Corporation, and options for the purchase of such shares.

          (B) Except as otherwise provided in Section C.4(c)(v) below entitled "Convertible Securities", if at any time the Corporation issues or is deemed to issue Additional Shares of Common Stock for a consideration per share less than the Conversion Price in effect with respect to any shares of the Series F Preferred, Series E Preferred, Series D Preferred or the Series C Preferred, respectively, at such issuance or deemed issuance,

                (1) the Conversion Price with respect to such shares of the Series F Preferred or Series E Preferred, as applicable, shall be reduced to a price per share equal to a price determined by dividing:

                      (y) the sum of (1) the product derived by multiplying the Conversion Price with respect to the Series F Preferred or the Series E Preferred, as applicable, in effect immediately prior to such issue times the number of shares of Common Stock (including shares of Common Stock deemed to have been issued upon conversion of the outstanding Old Preferred) outstanding immediately prior to such issue, plus (2) the consideration, if any, received by or deemed to have been received by the Corporation upon such issue, by:

                      (z) the sum of (3) the number of shares of Common Stock (including shares of Common Stock deemed to have been issued upon conversion of the outstanding Old Preferred) outstanding immediately prior to such issue, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue, and

                (2) the Conversion Price with respect to such shares of the Series D Preferred or the Series C Preferred, as applicable, shall be reduced to a price per share equal to the consideration per share, if any, for which such Additional Shares of Common Stock are issued or deemed to be issued.

          (v)  Convertible Securities.

          (A) "Convertible Securities" means all rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock or other Convertible Securities, whenever and each time issued.

          (B) The "Effective Price" with respect to any Convertible Securities means the result of dividing:

                (1) the sum of (a) the total consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus (b) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities, plus (c) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by:

                (2) the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities.

          (C) If at any time the Corporation issues or is deemed to issue a Convertible Security with respect to which the Effective Price is less than the Conversion Price in effect with respect to any shares of the Series F Preferred, Series E Preferred, Series D Preferred or the Series C Preferred, respectively, at such issuance or deemed issuance,

                (1) the Conversion Price with respect to such shares of the Series F Preferred or the Series E Preferred, as applicable, shall be reduced to a price per share determined by dividing:

                      (y) the sum of (1) the product derived by multiplying the Conversion Price with respect to the Series F Preferred or the Series E Preferred, as applicable, in effect immediately prior to such issue times the number of shares of Common Stock (including shares of Common Stock deemed to have been issued upon conversion of the outstanding Old Preferred) outstanding immediately prior to such issue, plus (2) the consideration, if any, received by or deemed to have been received by the Corporation upon such issue, by:

                      (z) the sum of (3) the number of shares of Common Stock (including shares of Common Stock deemed to have been issued upon conversion of the outstanding Old Preferred) outstanding immediately prior to such issue, plus (4) the number of shares of Common Stock issued or deemed to have been issued in such issue, and

                (2) the Conversion Price with respect to such shares of the Series D Preferred or the Series C Preferred, as applicable, shall be reduced to a price per share equal to the Effective Price with respect to such Convertible Security, effective automatically as of the effectiveness of the issuance of such Convertible Security.

          (D) If an adjustment has been made under this Section C.4(c)(v) entitled "Convertible Securities" as a consequence of any issuance of a Convertible Security, then no further adjustment shall be made under Section C.4(c)(iv) entitled "Ratchet" upon the actual issuance of Additional Shares of Common Stock upon the exercise or conversion of such Convertible Securities, or upon the issuance of Convertible Securities issuable upon exercise or conversion of the original Convertible Security.

          (E) If an adjustment has been made under this Section C.4(c)(v) entitled "Convertible Securities" as a consequence of any issuance of any Convertible Security and the conversion rights, options or privileges represented by such Convertible Security (or by any Convertible Security issued upon exercise or conversion of the original Convertible Security) shall expire without having been exercised, the Conversion Price with respect to the previously affected shares of the Series F Preferred, Series E Preferred, Series D Preferred or the Series C Preferred shall be re-adjusted as applicable, effective upon such expiration, to eliminate the effect of the adjustments previously made as a result of the issuance of the conversion rights, options or privileges which shall have expired (without affecting shares of Common Stock already issued upon the conversion of any shares of Series F Preferred, Series E Preferred, Series D Preferred or Series C Preferred already converted, and without affecting any other adjustments made under this Section C.4(c)).

          (vi) Valuation of Consideration. For purposes of the operation of Sections C.4(c)(iv) and (v) entitled "Ratchet" and "Convertible Securities", respectively, the consideration received by the Corporation for any issue or sale of securities shall:

          (A) to the extent it consists of cash, be computed as the aggregate amount of cash received by the Corporation;

          (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and

          (C) to the extent Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be such portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock or Convertible Securities.

          (vii)  Special Mandatory Conversion.

          (A) If (1) a holder of shares of Series D Preferred or Series C Preferred (for purposes of this Section C.4(c)(vii) only being treated as separate series, regardless of whether a holder holds shares of one or both of the Series D Preferred and the Series C Preferred) is entitled to exercise the "Right Of First Refusal" set forth in Section 6 of the Amended and Restated Shareholders' Agreement dated as of March 16, 1994, as subsequently amended, with respect to the issuance of "New Securities" (as defined in said Agreement) by the Corporation at a price per share which is less than the Conversion Price then in effect for all or any portion of such holder's Series D Preferred and/or Series C Preferred as applicable (the "Equity Financing"), (2) the Corporation has complied with its obligations under the Right of First Refusal with respect to such Equity Financing (each such Equity Financing being referred to in this Section C.4(c)(vii) as a "Mandatory Offering"), and (c) such holder (a "Non-Participating Holder") does not exercise such holder's Right of First Refusal to acquire at least his "Pro Rata Share" (as defined in said Shareholders' Agreement) offered in such Mandatory Offering, then each of such Non-Participating Holder's shares of Series D Preferred and/or Series C Preferred as to which the Conversion Price is greater than the price per share paid in such Equity Financing shall automatically and without further action on the part of such holder be converted into a share of Series D-1 Preferred or Series C-1 Preferred respectively (a "Special Mandatory Conversion") effective upon, subject to and concurrently with the consummation of the Mandatory Offering (the "Mandatory Offering Date"); provided, however, that if pursuant to the request of the Corporation the holders of Series D Preferred and Series C Preferred are requested to purchase on a pro rata basis less than their Pro Rata Share in connection with a particular Equity Financing, the Pro Rata Share of each holder of Series D Preferred and Series C Preferred shall for purposes of the application of this subsection (A) be deemed reduced to such lesser number as the Corporation shall have requested. Upon conversion pursuant to this subsection (A), the shares of Series D Preferred and Series C Preferred so converted shall be canceled and not subject to reissuance.

          (B) The holder of any shares of Series D Preferred or Series C Preferred converted pursuant to this Section C.4(c)(vii) shall deliver to the Corporation during regular business hours at the office of the Corporation or of any transfer agent for the Series D Preferred and Series C Preferred a certificate or certificates for the shares of Series D Preferred and Series C Preferred so converted, duly endorsed or assigned in blank to the Company. Thereafter, the Corporation shall promptly deliver to such holder a certificate or certificates for the number of shares of Series D-1 Preferred and Series C-1 Preferred to be issued as appropriate, and such holder shall be deemed to have become a stockholder of record on the Mandatory Offering Date, or on the next succeeding date on which the transfer books are open.

          (C) If any shares of Series D-1 Preferred or Series C-1 Preferred are issued, the Corporation shall use its best efforts to take all action with respect to such shares as may be required, including amending its Articles of Incorporation, (1) to cancel all authorized shares of Series D-1 Preferred or Series C-1 Preferred, as appropriate, that remain after such issuance, (2) to create and reserve for issuance upon a subsequent Special Mandatory Conversion of the Series D Preferred or Series C Preferred a new series of Preferred equal in number to the number of shares of Series D-1 or Series C-1 Preferred so canceled and designated Series D-2 Preferred or Series C-2 Preferred, with the powers, preferences and rights and the qualifications, limitations and restrictions identical respectively to those then applicable to the Series D-1 or Series C-1 Preferred, except that the Conversion Price for such shares of Series D-1 Preferred or Series C-1 Preferred once initially issued shall respectively be the Conversion Price with respect to the Series D Preferred and Series C Preferred in effect immediately prior to such issuance, and (3) to amend the provisions of this Section C.4(c)(vii) to provide that any subsequent Special Mandatory Conversion will be into shares of Series D-2 Preferred or Series C-2 Preferred, as appropriate. The Corporation shall take the same actions with respect to the Series D-2 Preferred and Series C-2 Preferred and each subsequently authorized series of Preferred upon initial issuance of shares of the last such series to be authorized.

          (viii) Other Action Affecting Common Stock. If at any time the Corporation takes any action affecting its Common Stock which, in the opinion of the Board of Directors of Directors of the Corporation, would have an adverse effect upon the Conversion Rights of the Old Preferred, the Conversion Price and the kind of Securities issuable upon the conversion of Old Preferred shall be adjusted in such manner and at such time as the Board of Directors of the Corporation may in good faith determine to be equitable in the circumstances.

          (ix) Notice of Adjustment Events. Whenever the Corporation contemplates the occurrence of an event which would give rise to adjustments under Sections C.4(c)(i) - (v) or (viii) above, the Corporation shall mail to each holder of Old Preferred, at least 30 days prior to the record date with respect to such event or, if no record date shall be established, at least 30 days prior to such event, a notice specifying (A) the nature of the contemplated event, (B) the date on which any such record is to be taken for the purpose of such event, (C) the date on which such event is expected to become effective, and (D) the time, if any is to be fixed, when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable in connection with such event.

          (x) Notice of Adjustments. Whenever the Conversion Price or the kind of securities issuable upon the conversion of any one of or all of the Old Preferred shall be adjusted pursuant to Section C.4(c)(i) - (v), (vii) or
(viii) above, the Corporation shall make a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price and the kind of securities issuable upon the conversion of any one of or all of the Series A Preferred, Series B Preferred, Series C Preferred or Series C-1 Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Preferred promptly after each adjustment.

          (d) Reservation of Shares. The Corporation will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common Stock for the sole purpose of issuance upon conversion of shares of Old Preferred, a sufficient number of shares of Common Stock to permit the conversion in full of all outstanding shares of Old Preferred.

          (e) Full Consideration. All shares of Common Stock which shall be issued upon the conversion of any Old Preferred (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common Stock which shall be issued upon the conversion of any Old Preferred will, upon issuance and without cost to the recipient, be free from all pre-emptive rights, taxes, liens and charges with respect to the issue thereof.

     (f) Definitions. For the purpose of this Article IV, the following term shall have the meaning ascribed below:

     "Qualified Initial Public Offering" means the consummation of the first issuance and sale to the public of Common Stock pursuant to an effective registration statement under the Securities Act of 1933 in connection with which (a) the price per share to the public of such securities immediately before such sale is not less than $3.00, as adjusted for stock splits, stock dividends and other similar events, (b) the price to the public of such securities is not less than the minimum share price necessary to obtain a National Market Systems listing from The Nasdaq Stock Market, Inc., and (c) the aggregate price to the public of the securities actually sold to the public in such first sale, before brokers' commissions and expense allowances paid by the Corporation in connection with the original sale of such securities, is not less than $10,000,000.

     5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for herein shall be vested in the Common Stock.


                                   ARTICLE V

     The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) nor more than nine (9) directors. The number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors shall be five (5) and shall consist of the following persons: Leonard A. Batterson, Robert W. Cross, Steven Lazarus, Robert W. Shaw, Jr. and Richard W. Siegel.

     Such directors shall be divided into three classes, Class I, Class II and Class III; with Class I having two members, Class II having two members and Class III having one member. Class I shall initially consist of the following directors: Robert W. Cross and Robert W. Shaw, Jr. Class II shall initially consist of the following directors: Steven Lazarus and Richard W. Siegel. Class III shall initially consist of Leonard A. Batterson. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. Beginning in 1998, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders in the year in which such director's term expires and until such director's successor shall be elected and shall qualify, subject, however, to such director's prior death, resignation, retirement or removal from office. Directors may only be removed for cause, except as otherwise provided by law, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares entitled to vote at an election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.


                                   ARTICLE VI

     The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.


ARTICLE VII

     A.   Indemnification of Officers and Directors:  The Corporation shall:

          1. indemnify, to the fullest extent permitted by the DGCL, any director and any officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          2. indemnify any director and any officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

          3. indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VII.A.1. and 2., or in defense of any claim, issue or matter therein; and

          4. make any indemnification under Article VII.A.1. and 2. (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in
     Article VII.A.1. and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

          5. pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this
     Article VII.

          Notwithstanding anything to the contrary in this Article VII.A, (i) the Corporation shall not be obligated to indemnify a director, officer or employee or pay expenses incurred by a director, officer or employee with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director, officer or employee and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article VII unless a court of competent jurisdiction determines that each of the material assertions made by the director, officer or employee in such Proceedings were not made in good faith or were frivolous) and
     (ii) the Corporation shall not be obligated to indemnify a director, officer or employee for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

          6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

          7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII; and

          8. deem the provisions of this Article VII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this
     Article VII is in effect and any repeal or modification of this Article VII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article VII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the board of directors of this Corporation; and

          9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.


     B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or may hereafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation existing at the time of such elimination or limitation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article VII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal property of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VIII

     A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member or any corporation of which such director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                   ARTICLE IX

     A. Written Consent. At any time after the closing of a public offering of the Corporation's Common Stock, any action required or permitted to be taken by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of the Corporation and shall not be effected by any consent in writing by such stockholders pursuant to Section 228 of the DGCL or any other provision of the DGCL.

     B. Special Meetings. Special meetings of stockholders of the Corporation may be called upon not less than ten (10) nor more than sixty (60) days' written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     C. Amendment. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article IX.


                                  ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.


                                   ARTICLE XI

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing two-thirds of the value of the creditors or class of creditors and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement of said reorganization shall, if sanctioned by the Court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE XII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter amend or repeal the By-laws of the Corporation. The By-laws of the Corporation may be altered, amended, or repealed or new By-laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the Corporation entitled to vote generally in the election of directors at an annual or special meeting of stockholders, provided that if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by its Chief Executive Officer on _____________, 1997.


                                      NANOPHASE TECHNOLOGIES CORPORATION
                                      OF DELAWARE



                                      By:  _____________________________________
                                           Robert W. Cross
                                           Chief Executive Officer